Exhibit 107.1

Calculation of Filing Fee Table

S-3

(Form Type)

Bridgewater Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (a)	Proposed Maximum Offering Price Per Unit (a)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share (b)	457(o)				$92.70 per $1,000,000
Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share (b)	457(o)				$92.70 per $1,000,000
Fees to Be Paid	Debt	Debt securities (c)	457(o)				$92.70 per $1,000,000
Fees to Be Paid	Equity	Warrants (d)	457(o)				$92.70 per $1,000,000
Fees to Be Paid	Equity	Depositary Shares (e)	457(o)				$92.70 per $1,000,000
Fees to Be Paid	Other	Subscription Rights (f)	457(o)				$92.70 per $1,000,000

Fees to Be Paid	Other	Stock Purchase Contracts	457(o)				$92.70 per $1,000,000
Fees to Be Paid	Other	Stock Purchase Units	457(o)				$92.70 per $1,000,000
Fees to Be Paid	Other	Units	457(o)				$92.70 per $1,000,000
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			(a)	$92.70 per $1,000,000	$13,905.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amount							$13,905.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$3,757.20
	Net Fee Due							$10,147.80

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims	Bridgewater Bancshares, Inc.	Form S-3	333-230533	March 27, 2019	N/A	$3,757.20 (g)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$31,000,000	N/A

Fees Offset Sources	Bridgewater Bancshares, Inc.	Form S-3	333-230533	March 27, 2019	March 27, 2019	N/A	N/A	N/A	N/A	N/A	$3,757.20

(a)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $150,000,000. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3 under the Securities Act of 1933.

(b)

Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

(c)	The debt securities being registered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any combination thereof, as more fully described herein.
(d)	Warrants exercisable for common stock, preferred stock, depositary shares, debt securities or other securities.
(e)

The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(f)	Subscription rights evidencing the right to purchase common stock, preferred stock, depositary shares, debt securities or other securities.
(g)

On March 27, 2019, the Registrant filed a registration statement on Form S-3 (File No. 333-230533), or the Prior Registration Statement, to register securities with an aggregate maximum offering price of $100,000,000 and paid a registration fee of $12,120.00 in connection therewith. As of the date of this registration statement, an aggregate of $69,000,000 of securities registered on the Prior Registration Statement were issued and sold and an aggregate of $31,000,000 securities remain unsold. As of the date of this registration statement, the Prior Registration Statement has expired, and the offering conducted on the Prior Registration Statement has been completed. Pursuant to Rule 457(p), the Registrant is allowed to apply $3,757.20, which was the registration fee paid for the portion of securities that remain unsold from the Prior Registration Statement, toward the registration fee for this registration statement. Accordingly, the amount of the registration fee being paid herewith ($10,148.00) relates to the additional aggregate principal amount of $119,000,000 of the Registrant’s securities being registered hereunder.